Exhibit 10.1

Amendment to Credit Agreement

This agreement is dated as of September 9, 2009, by and between Supreme Corporation (the “Borrower”) and JPMorgan Chase Bank, N.A. (together with its successors and assigns the “Bank”). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).

WHEREAS, the Borrower and the Bank entered into a credit agreement dated December 23, 2008, as amended (if applicable) (the “Credit Agreement”); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth in this agreement;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.                                      DEFINED TERMS. Capitalized terms used in this agreement shall have the same meanings as in the Credit Agreement, unless otherwise defined in this agreement.

2.                                      WAIVER. The Bank hereby waives the violation of Section 5.2 O of the Credit Agreement, entitled “Adjusted EBITDA”, through August 31, 2009, which violations occurred prior to the date of this agreement, but strict compliance with each of these covenants shall be required at all times hereafter. Nothing in this paragraph shall be construed as a waiver of any other term or condition of the Credit Agreement nor shall be construed as a commitment on the part of the Bank to waive any subsequent violation of the same or any other term or condition set forth in the Credit Agreement, as amended by this agreement.

3.                                      MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

3.1                               From and after the Effective Date,  Section 5.2 of the Credit Agreement captioned “M. Tangible Net Worth” is hereby amended and restated to read as follows:

M.                                  Tangible Net Worth. Permit at any time, the consolidated Tangible Net Worth of the Borrower and its Subsidiaries to be less than $67,000,000.00 beginning September 30, 2009, or any time thereafter.

3.2                               3.2                                 From and after the Effective Date,  Section 5.2 of the Credit Agreement captioned “O. Adjusted EBITDA” is hereby amended and restated to read as follows:

O.                                   Adjusted EBITDA.   Permit its net income, plus interest expense, plus depreciation expense, plus amortization expense, plus income tax expense, plus non-cash non-recurring expense, minus non-cash non-recurring income, minus extraordinary gains (collectively, “Adjusted EBITDA”), all computed on a consolidated basis for the Borrower and its Subsidiaries for each “Test Period” (hereinafter defined), to be less than eighty-five percent (85.00%) of Borrower’s projected Adjusted EBITDA for such Test Period, based on Borrower’s September 2009 financial statement projections delivered to the Bank. As used herein, the term “Test Period” means each period of two consecutive calendar months, commencing with the period of two consecutive calendar months ending on September 30, 2009.

4.                                      RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified by this agreement.

5.                                      BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that, other than as may be described in Section 2 of this agreement (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, event, act or omission which could constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document exists, and (c) no condition, event, act or omission has occurred and is continuing that with the giving of notice, or the passage of time or both, would constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document.

6.                                      FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

7.                                      EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank.

8.                                      ACKNOWLEDGEMENTS OF BORROWER / RELEASE. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement, as modified by this agreement, or any other Related Document on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a “Bank Party”) from any and all claims, causes of action, debts, demands and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of any Bank Party related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.

9.                                      INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Credit Agreement, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of the Credit Facilities and supersede all prior understandings and negotiations. No provision of the Credit Agreement, as modified by this agreement, or the other Related Documents, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

10.                               Governing Law and Venue. This agreement shall be governed by and construed in accordance with the laws of the State of Indiana (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Indiana, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Indiana is not a convenient forum or the proper venue for any such suit, action or proceeding.

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11.                               NOT A NOVATION. This agreement is a modification only and not a novation. Except as expressly modified by this agreement, the Credit Agreement, any other Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any other Related Documents, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement and the other Related Documents.

Borrower:

Supreme Corporation

By:	/s/ Jeff Mowery

	Jeff Mowery	CFO
	Printed Name	Title

Date Signed:	September 9, 2009

Bank:

JPMorgan Chase Bank, N.A.

By:	/s/

Vice President
Printed Name	Title

Date Signed:	September 9, 2009